EXHIBIT 99.1

Epic Bancorp

851 Irwin Street
San Rafael, CA 94901
(415) 526-6400

For Immediate Release Date: December 21, 2005

Contact:	Mark Garwood President/CEO (415) 454-1212

Tamalpais Bank Opens
Two Loan Production Offices

Expansion into New Markets

San Rafael, CA—December 21, 2005—Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp (NASDAQ: EPIK), today announced that it opened two Loan Production Offices, one in Santa Rosa, California and another office in Sacramento, California.

This comes on the heels of the Bank’s announcement of its seventh branch to be opened in Tiburon in early 2006.

The Bank currently operates branches in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, and Terra Linda. Each branch provides a full range of services for individuals and businesses. Each branch also offers wealth management services provided through Epic Wealth Management, Epic Bancorp’s new registered investment advisory services subsidiary.

“This is a significant achievement for our company,” said Mark Garwood, President and CEO of Tamalpais Bank. “This marks our first step out of the Marin County market and will broaden the reach of the Tamalpais Bank brand.”

The Bank will begin operations in these new markets, focusing initially on Small Business Lending (SBA), and will follow with commercial lending.

“We are very excited to enter these new markets and have hired experienced in-market banking officers to drive loan production,” said Michael Rice, Senior Vice President Small Business Lending. “I have years of direct lending experience in these markets and this is a great opportunity for us to leverage my background and the talents of our two lenders, Jason Ehn in the North Bay Region and Terry Sharp in the Greater Sacramento Region.”

Epic Bancorp
Press Release
December 21,  2005

Ehn has over seven years of SBA underwriting and marketing experience, and Sharp has over 10 years experience in SBA business lending and was instrumental in developing the construction lending division for the Money Store.

“Our Preferred Lender Status ensures that we can deliver a high level of service to our business customers,” continued Michael Rice. “We look forward to exceeding our clients’ expectations and to provide the financing that will achieve their business goals.”

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $454 million in assets and $305 million in deposits as of September 30, 2005. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Kit Cole at 415-526-6400.

About Tamalpais Bank in the Community

From its inception in 1991, Tamalpais Bank (www.tambank.com) has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program. For additional information, please call 415-454-1212.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business; and, (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.